Biospherics Incorporated
March 10, 2000
Page No. 2

                        Baxter, Baker, Sidle & Conn, P.A.
                                Attorneys at Law
                       120 E. Baltimore Street, Suite 2100
                         Baltimore, Maryland 21202-1643

James E. Baker, Jr.                                    Telephone (410) 230-3800
Direct Line (410) 385-8122                             Facsimile (410) 230-3801
e-mail: jeb@bbsclaw.com



                                                                  EXHIBIT 5.1

                                            April 19, 2000

Biospherics Incorporated
12051 Indian Creek Court
Beltsville, MD 20705

Ladies and Gentlemen:

     We have acted as counsel to Biospherics Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, of 1,809,955 shares of Common Stock of the Company, $.005 par value per share, pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     In rendering the opinions contained herein, we have examined originals or photostatic or certified copies of all certificates, documents, agreements and other instruments as we have deemed appropriate.

     Based upon the foregoing, we are of the opinion that each of the 1,809,955 shares of the Common Stock of the Company covered by the Registration Statement, when issued by the Company in accordance with the Stock Purchase Warrant dated as of February 24, 2000, and for not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable.

Biospherics Incorporated
April 19, 2000
Page No. 2

     We consent to the reference to our firm under the caption "Legal Matter" in the Prospectus which is a part of the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        Baxter, Baker, Sidle & Conn, P.A.

                                        By: /s/JAMES E. BAKER, JR.
                                            ---------------------------
                                            James E. Baker, Jr., Vice President


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